Exhibit 99.1

M I Acquisitions, Inc. Announces Shareholder Approval to Extend Time to Complete Business Combination with Priority Holdings, LLC

New York, NY, June 19, 2018 --- M I Acquisitions, Inc. (NASDAQ: MACQU, MACQ, MACQW) (“M I”), a Magna-sponsored special purpose acquisition company, announced that its stockholders have approved an extension of the date by which it must consummate a business combination from June 19, 2018 to September 17, 2018 (the “extension”).

The purpose of the extension is to provide time for M I to complete its previously announced business combination with Priority Holdings, LLC (“Priority”), a leading provider of B2C and B2B payment processing solutions based in Alpharetta, GA.

M I also announced that prior to the Annual Meeting, holders of only 377,231 shares of M I common stock elected to redeem their shares for cash, resulting in a trust account balance of $51,829,390.86 on June 19, 2018, which represents an amount in excess of the cash minimum included as a condition to closing the pending business combination with Priority.

About M I Acquisitions

M I is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities sponsored by NY-based investment firm, Magna.  In September 2016, M I consummated a $54.7 million initial public offering of 5.73 million units, each unit consisting of one share of common stock and one redeemable common stock purchase warrant, at a price of $10.00 per unit. M I’s securities are quoted on the NASDAQ stock exchange under the ticker symbols MACQ, MACQW and MACQU.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” including with respect to the pending business combination with Priority. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of M I, including those set forth in the Risk Factors section of M I’s annual report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. M I undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

In connection with the transaction described herein, M I has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, M I will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF M I ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT M I WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT M I, PRIORITY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by M I with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at M I’s website (www.miacquisitions.com) or by writing to M I, c/o Magna Management LLC, 40 Wall Street, 58th Floor, New York, NY 10005.

Participants in Solicitation

Priority, M I, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of M I common stock in respect of the proposed transaction. Information about M I’s directors and executive officers and their ownership of M I’s common stock is set forth in M I’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing.  Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.